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                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549



                                    FORM 8-K



                                 CURRENT REPORT



                       PURSUANT TO SECTION 13 OR 15(d) OF
                      THE SECURITIES EXCHANGE ACT OF 1934


                       DATE OF REPORT - FEBRUARY 5, 1998
                       (DATE OF EARLIEST EVENT REPORTED)



                          UNITED MERIDIAN CORPORATION
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                          COMMISSION FILE NO. 1-12088


        DELAWARE                                            75-2160316
--------------------------                              -------------------
 (STATE OF INCORPORATION)                                (I.R.S. EMPLOYER
                                                        IDENTIFICATION NO.)



1201 LOUISIANA, SUITE 1400, HOUSTON, TEXAS                   77002-5603
------------------------------------------------------------------------------
(ADDRESS OF PRINCIPAL                                         (ZIP CODE)
  EXECUTIVE OFFICES)


      REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE:  (713) 654-9110



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Item 5.  Other Events

On February 5, 1998, United Meridian Corporation, a Delaware corporation (the "Company"), and Ocean Energy, Inc., a Delaware corporation ("OEI"), announced that the close of business on Friday, February 20, 1998, has been set as the record date for their respective shareholders to be entitled to vote at the UMC Special Meeting and the OEI Annual Meeting. The purpose of the UMC Special Meeting is to consider and vote upon the proposed merger between UMC and OEI.

On February 6, 1998, UMC announced that the government of the Republic of Angola has awarded it a participation in the deepwater Block 19 concession group with a 20% interest.

On February 10, 1998, UMC announced that proved energy reserves at year-end 1997 reached a record 162 million barrels of oil equivalent (MMBOE), 36% greater than the 120 MMBOE reported at year-end 1996.

On February 10, 1998, UMC announced record net income of $19.8 million ($0.56 Basic Earnings per share) for the year ended December 31, 1997.

Registrant is filing as exhibits to this Report press releases announcing the above-described events. Such exhibits are incorporated herein by reference.


Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.


         (c)     Exhibits.

                 *99.1     Press Release, dated February 5, 1998

                 *99.2     Press Release, dated February 6, 1998

                 *99.3     Press Release, dated February 10, 1998

                 *99.4     Press Release, dated February 10, 1998

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* filed herewith


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                                   SIGNATURES

                 Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                               UNITED MERIDIAN CORPORATION




                               By: /s/ CHRISTOPHER E. CRAGG
                                  -----------------------------------------
                                       Christopher E. Cragg
                                       Vice President, Controller and
                                       Chief Accounting Officer



Dated: February 10, 1998



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                               INDEX TO EXHIBITS

EXHIBIT NO.                   DESCRIPTION
-----------                   -----------
*99.1               Press Release, dated February 5, 1998

*99.2               Press Release, dated February 6, 1998

*99.3               Press Release, dated February 10, 1998

*99.4               Press Release, dated February 10, 1998

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* filed herewith